                                                                   EXHIBIT 99.11

                         CONSENT OF NOMINATED DIRECTOR

     This undersigned hereby consents to his nomination to serve on the Board of Directors of Infoseek Corporation and to all reference to said nomination included in or made a part of this Proxy Statement and Registration Statement.




New York, New York                    /s/ Steven M. Bornstain
October 8, 1998                       -----------------------------
                                      Steven M. Bornstain